Exhibit 10.18

ADVISORY SERVICES AGREEMENT

This ADVISORY SERVICES AGREEMENT (the “Agreement”), is made and entered into as of the 26th day of June, 2008 (the “Effective Date”), by and between ClearPoint Business Resources, Inc., a Delaware corporation (the “Company”) and TerraNova Management Corp. (“TNMC”), a Ontario corporation.

B A C K G R O U N D

WHEREAS, on February 12, 2007, the Company and TNMC entered into an Advisory Services Agreement (the “Original Agreement”);

WHEREAS, the Original Agreement terminated February 11, 2008, however TNMC continued to provide advisory services to the Company since that date; and

WHEREAS, the Company desires to (i) compensate TNMC for its services since February 11, 2008, and (ii) formally engage and retain TNMC on a go-forward basis to provide certain advisory services to the Company, and TNMC agrees to provide such services, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and TNMC agree as follows:

1.	Advisory Services

The Company hereby retains TNMC, on a non-exclusive and on-going basis, to provide advice and assistance to the Company in its analysis and consideration of various financial and strategic alternatives for the Company (the “Advisory Services”), provided that a request by the Company for such advice is within the scope of TNMC’s internal resources and expertise. Notwithstanding anything else herein contained, the Advisory Services shall not include advising with respect to investing in, or the buying or selling of securities or exchange contracts.

2.	Fee for Advisory Services

TNMC shall be compensated by the Company in accordance with Exhibit A attached hereto. Additionally, the Company shall reimburse TNMC, upon receipt of appropriate supporting documentation, all reasonable out-of-pocket travel, lodging and meal expenses and the like relating to the provision of the Advisory Services.

3.	Non-Disclosure of Advice

Except as may be required pursuant to the securities laws of the United States and as may otherwise be required by law or legal process or its regulatory authorities, the Company agrees not to disclose to any third party the contents of any advice or materials provided by TNMC to the Company without the prior written consent of TNMC, which consent shall not be unreasonably withheld.

4.	Reliance on Advice

The Company acknowledges and agrees that any information or advice provided by TNMC shall be for information and discussion purposes only and that it shall not be entitled to rely upon such information or advice unless otherwise agreed to in writing by TNMC. The Company agrees that it will not have any claim against TNMC for any expenses, losses or damages insofar as such expenses, losses or damages relate to, are caused by, result from or are based upon, directly or indirectly, the advice, recommendation, discussion or any other communication by TNMC except for fraud or material willful misconduct on the part of TNMC.

5.	Confidentiality

TNMC will keep strictly confidential all information, whether written or oral, acquired from the Company and its agents and advisors in connection with TNMC’s provision of services under this Agreement unless otherwise directed by the Company, except information: (i) that was made available to the public prior to the commencement of the provision by TNMC of services hereunder; (ii) that thereafter becomes available to the public other than through a breach by TNMC of its obligations hereunder; and (iii) except to the extent that TNMC is required by law or in connection with legal process or legal or regulatory proceedings to disclose such information. If TNMC is required by legal process to disclose any such information, TNMC will provide the Company with prompt notice of such requirement, so that such affected party may seek an appropriate protective order or waive compliance with this requirement.

6.	Annual Review of Terms; Expiry

The term of this Agreement shall begin on the Effective Date and shall continue until the day preceding the first anniversary of the Effective Date and shall automatically be renewed for successive one-year terms unless terminated by either party by written notice given to the other party not less than thirty (30) days prior to the expiration of the initial term or the expiration of any succeeding one-year term.

7.	Survival of Terms

The terms and conditions contained in paragraphs 3, 4, 5 and 8 of this Agreement shall survive termination of this Agreement.

8.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Delaware and the federal laws of the United States of America applicable therein. Each Party accedes and submits to the jurisdiction of the courts of the State of Delaware and all courts of appeal therefrom.

9.	Counterparts

This Agreement may be executed in several counterparts and evidenced by a facsimile copy of an original execution page bearing the signature of each party hereto, each of this when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

10.	Assignment

This Agreement may not be assigned by either party hereto unless to an affiliate of such party provided that any such assignment shall be subject to the consent of the other party, not to be unreasonably withheld.

11.	Notices

(a)	Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be sufficiently given or made by delivery or by telecopy or similar facsimile transmission (receipt confirmed) or by nationally recognized overnight carrier to the respective parties as follows:

if to the Company, to:

ClearPoint Business Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attention: Michael Traina

Fax: (866) 997-7711

Tel: (215) 997-7710

With a copy to:

ClearPoint Business Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attention: General Counsel

Fax: (866) 997-7711

Tel: (215) 997-7710

if to TNMC, to:

TerraNova Management Corp.

Suite 3400, 2 Bloor Street West

Toronto, Ontario M4W 3E2

Attention: Lee Chung & Jesse Gill

Fax: (416) 644-6001

Tel: (416) 644-6000

(b)	Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or so telecopied or transmitted or so delivered by nationally recognized overnight carrier. Either party may change its address by notice to the other in the manner set out above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Advisory Services Agreement as of the date first above written.

COMPANY:

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael D. Traina
Name:	Michael D. Traina
Title:	CEO

TNMC:

TERRANOVA MANAGEMENT CORP.

By:	/s/ Vahan Kololion
Name:	Vahan Kololion
Title:	Managing Director

EXHIBIT A

Charge rates:

Lee Chung	$2,000 / day
Jesse Gill*	$2,000 / day
Andrew Oliver	$1,000 / day

i)	February/March/April/May 2008

$50,000 each month (capped)

ii)	Beginning June 2008 and going forward, the Company will be billed at the end of the month for the immediately preceding month’s actual days worked (to be billed at the above charge rates), with cap of $50,000 / month.

iii)	At the Company’s option, TNMC will accept 75% of the fee in shares of Company Common Stock, priced at the month-end closing price for each month of services rendered. At the agreement of TNMC, the remaining 25% of each month’s fee may also be paid in shares of Company Common Stock, priced at the month-end closing price for each month of services rendered. At the Company’s option, with respect to each month set forth in (i) above, TNMC will accept its fees for such month in shares of Company Common Stock, priced at the month-end closing price for each month of services rendered.

*	Jesse’s time will be billed only on special projects as requested by Mike Traina or Lee Chung.